SECOND AMENDMENT OF THE
ALPHARMA INC. SUPPLEMENTAL PENSION PLAN

The Alpharma Inc. Supplemental Pension Plan (the "Plan") is hereby amended effective as of the dates indicated below, as follows:

    Effective January 1, 2006, Section 1.2 of the Plan is hereby amended by adding the following to the end thereof:

    "Effective January 1, 2006, the Plan is frozen."

    Effective January 1, 2006, Section 2.2 of the Plan is hereby amended by adding the following to the end thereof:

    "With respect to determining a participant's supplemental pension benefit, service after December 31, 2005 and compensation paid after the last payroll period ending in 2005, shall not be taken into account."

    "Effective October 17, 2005, Section 2.3 of the Plan is hereby amended by adding the following to the end thereof:

    "Notwithstanding the foregoing, participants (i) whose employment is transferred from the controlled group that includes the Company to the controlled group that includes Actavis Group hf. on or about December 16, 2005, or (ii) who are employees involuntarily terminated as a result of the sale of the Company's generics business, shall be entitled to a benefit under the Plan based on their service through termination date, regardless of whether such participants have completed at least five years of employment service."

    Effective January 1, 2006, Section 2.4 of the Plan is hereby amended by adding the following to the end thereof:

"Notwithstanding the foregoing, effective January 1, 2006, upon a participant's termination from employment, a participant's supplemental pension benefit under the Plan shall be paid to the participant, or in the event of his or her death, the participant's beneficiary, in a lump sum on or as soon as administratively practicable following the date that is six months after such Participant's termination from employment. The lump sum payment shall be determined using the actuarial assumptions used to determine lump sum payments under the Alpharma Inc. Pension Plan as of the date of distribution."

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